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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



       Date of Report (Date of earliest event reported): January 26, 2000



                               CALPINE CORPORATION

                            (A Delaware Corporation)
                        Commission File Number: 033-73160
                  I.R.S. Employer Identification No. 77-0212977




                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115




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ITEM 5.  OTHER EVENTS

     On January 26, 2000, Calpine Corporation, a Delaware corporation, announced the offering of approximately $360 million of convertible preferred securities in a private placement, priced to yield 5 1/2%, with a conversion premium of approximately 27%.


(C)      Exhibits.

99.0     Press release dated January 26, 2000 announcing preferred security offering.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               CALPINE CORPORATION


                               By: /s/      Charles B. Clark, Jr.
                                   ----------------------------------
                                            Charles B. Clark, Jr.
                                        Vice President and Controller
                                           Chief Accounting Officer
February 8, 2000









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EXHIBIT 99.0

NEWS RELEASE
                                        Contact:  408/995-5115
                                        Media Relations:  Bill Highlander, X1244
                                        Investor Relations:  Rick Barraza, X1125


               Calpine Announces Pricing of Up to $360 Million of
                        Convertible Preferred Securities


     SAN JOSE, Calif.--(BUSINESS WIRE)--Jan. 26, 2000--Calpine Corporation (NYSE:CPN - news), the San Jose-based power company, announced today that it has agreed to issue up to $360 million of convertible preferred securities in a private placement, priced to yield 5 1/2%, with a conversion premium of approximately 27%.

     Proceeds from the offering will be used to finance the company's power plant development and construction program.

     The convertible preferred securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.







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